As filed with the Securities and Exchange Commission on May 30, 2007
Registration No. __________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________

AMARIN CORPORATION PLC
(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Curzon Street
Mayfair
London W1J 5HG
England
(Address of principal executive offices)
____________________________________

Amarin Corporation plc 2002 Stock Option Plan
(Full title of the plans)
____________________________________

Christopher T. Cox
Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY  10005-1702
Tel. (212) 701-3450
(Name, address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

General Counsel & Company Secretary
Amarin Corporation plc
Block 3
The Oval
Shelbourne Road
Ballsbridge
Dublin 4

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Ordinary Shares, par value 5 pence each (1)	4,000,000(2)	$0.66	$2,640,000	122.80

(1)
American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts, issuable upon deposit of Ordinary Shares, par value 5 pence each (“Ordinary Shares”), of Amarin Corporation plc (“Amarin”) are registered on a separate registration statement.  Each ADS represents one Ordinary Share.

(2)
The number of Ordinary Shares stated above consists of the aggregate number of additional Ordinary Shares not previously registered which may be issued under the Amarin Corporation plc 2002 Stock Option Plan.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional Ordinary Shares that may become issuable pursuant to the anti-dilution provisions of the Amarin Corporation plc 2002 Stock Option Plan.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(i) of the Securities Act of 1933, as amended.  The proposed maximum aggregate offering price is based upon the average of the high and low sales prices of the ADSs, as reported on the Nasdaq Capital Market on May 23, 2007.

In accordance with Rule 429 under the Securities Act of 1933, as amended, the Prospectus which relates to this Registration Statement is a combined Prospectus which also relates to Amarin’s Registration Statements on Form S-8 (Registration Statement Nos. 333-132520, 333-101775 and 333-110704).

EXPLANATORY STATEMENT

Amarin Corporation plc (“Amarin” or the “Registrant”) has prepared this Registration Statement on Form S-8 in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 4,000,000 Ordinary Shares, par value 5 pence each of the Registrant (the “Ordinary Shares”), authorized for issuance under the Amarin Corporation plc 2002 Stock Option Plan, as amended and restated (the “2002 Plan”).  A registration statement on Form S-8 (File No. 333-132520) containing Amendment No. 2 to the 2002 Plan was filed with the Securities and Exchange Commission (the “Commission”) on March 17, 2006, covering the registration of an additional 4,000,000 Ordinary Shares authorized for issuance.  A registration statement on Form S-8 (File No. 333-110704) containing Amendment No. 1 to the 2002 Plan was filed with the Commission on November 24, 2003, covering the registration of an additional 2,000,000 Ordinary Shares authorized for issuance.  A registration statement on Form S-8 (File No. 333-101775) containing the original 2002 Plan was filed with the Commission on December 11, 2002, covering the registration of 2,000,000 Ordinary Shares authorized for issuance under the 2002 Plan.  Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 4,000,000 Ordinary Shares under the 2002 Plan.  Pursuant to such Instruction E, the contents of the registration statements on Form S-8 (File Nos. 333-132520, 333-110704 and 333-101775) are incorporated herein by reference.  On December 6, 2006, Amarin’s Remuneration Committee increased the limit of the Ordinary Shares issuable pursuant to section 4(c) of the 2002 Plan from 8,000,000 to 8,986,439 to prevent dilution of the potential benefits available under the 2002 Plan as a result of certain share issuances.  The current registration of 4,000,000 Ordinary Shares will increase the number of shares registered under the 2002 Plan from 8,000,000 Ordinary Shares to 12,000,000 Ordinary Shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of the instruction to Form S-8, Amarin Corporation plc (the “Registrant”) and the Amarin Corporation plc 2002 Stock Option Plan (the “Plan”) hereby incorporate by reference the contents of the previous Registration Statement filed by the Registrant and the Plan on Form S-8 (Registration Nos. 333-132520, 333-101775 and 333-110704). The current registration of 8,000,000 Ordinary Shares of the Registrant will increase the total number of shares registered for issuance under the Plan to 12,000,000.

ITEM 8.

Pursuant to General Instruction E of the instruction to Form S-8, the Registrant and the Plan hereby incorporate by reference the exhibits of the previous Registration Statement filed by the Registrant and the Plan on Form S-8 (Registration Nos. 333-132520, 333-101775 and 333-110704). The Registrant also incorporates by reference the Annual Report on Form 20-F for the fiscal year ended December 31, 2006, filed with the Commission on March 5, 2007; the amended Annual Report on Form 20-F for fiscal year ended December 31, 2005 filed with the Commission on October 13, 2006; and the amended Annual Report on Form 20-F for fiscal year ended December 31, 2004 filed with the Commission on October 17, 2005. The following additional exhibits are filed as part of this Registration Statement.

EXHIBITS.

Exhibit No.	Description of Exhibit
*4.1	Amended and Restated Amarin Corporation plc 2002 Stock Option Plan.

4.2
Form of Deposit Agreement, dated as of March 29, 1993, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to certain exhibits to the Registrant’s Registration Statement on Form F-1, Registration Statement No. 33-58160, filed with the Securities Exchange Commission on February 11, 1993).

4.3
Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-6, Registration Statement No. 333-5946, filed with the Securities Exchange Commission on October 8, 1998).

4.4
Amendment No. 2 to Deposit Agreement, dated as of September 25, 2002, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(ii) to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form F-6, Registration No. 333-5946, filed with the Securities and Exchange Commission on September 26, 2002).

4.5
Form of Ordinary Share certificate (incorporated herein by reference to Exhibit 2.4 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on April 24, 2003).

4.6	Form of American Depositary Receipts evidencing ADSs (included in Exhibit 4.4).

*5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP, counsel to the Registrant, as to the validity of the Ordinary Shares.

*23.1	Consent of PricewaterhouseCoopers, Chartered Accountants and Registered Auditors.
*23.2	Consent of Ernst & Young LLP.
*23.3	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included in Exhibit 5.1).
*24.1	Power of Attorney (included in the Registration Statement under “Signatures”).

____________________________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on May 29, 2007.

AMARIN CORPORATION PLC

By: /s/ Richard A.B. Stewart
Name: Richard A.B. Stewart Title: Chief Executive Officer and Director (principal executive officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A.B. Stewart and Alan Cooke, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas G. Lynch (Thomas G. Lynch)	Chairman and Director	May 29, 2007

/s/ Richard A.B. Stewart (Richard A.B. Stewart)	Chief Executive Officer and Director (principal executive officer)	May 29, 2007

/s/ Alan Cooke (Alan Cooke)	Chief Financial Officer and Director (principal financial and principal accounting officer)	May 29, 2007

/s/ John Groom (John Groom)	Director	May 29, 2007

/s/ Anthony Russell-Roberts (Anthony Russell-Roberts)	Director	May 29, 2007

/s/ Simon Kukes (Simon Kukes)	Director	May 29, 2007

/s/ William Mason (William Mason)	Director	May 29, 2007

/s/ Michael Walsh (Michael Walsh)	Director	May 29, 2007

_____________________ (Prem Lachman)	Director

/s/ John Climax (John Climax)	Director	May 29, 2007

/s/ William Hall (William Hall)	Director	May 29, 2007

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Amarin Corporation, plc., has signed this Registration Statement on Form S-8 in the United States, in the City of Newark, State of Delaware, on May 29, 2007.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi Name: Donald J. Puglisi
Title: Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
*4.1	Amended and Restated Amarin Corporation plc 2002 Stock Option Plan.

4.2
Form of Deposit Agreement, dated as of March 29, 1993, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to certain exhibits to the Registrant’s Registration Statement on Form F-1, Registration Statement No. 33-58160, filed with the Securities Exchange Commission on February 11, 1993).

4.3
Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-6, Registration Statement No. 333-5946, filed with the Securities Exchange Commission on October 8, 1998).

4.4
Amendment No. 2 to Deposit Agreement, dated as of September 25, 2002, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(ii) to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form F-6, Registration No. 333-5946, filed with the Securities and Exchange Commission on September 26, 2002).

4.5
Form of Ordinary Share certificate (incorporated herein by reference to Exhibit 2.4 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on April 24, 2003).

4.6	Form of American Depositary Receipts evidencing ADSs (included in Exhibit 4.4).

*5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP, counsel to the Registrant, as to the validity of the Ordinary Shares.
*23.1	Consent of PricewaterhouseCoopers, Chartered Accountants and Registered Auditors.
*23.2	Consent of Ernst & Young LLP.
*23.3	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included in Exhibit 5.1).
*24.1	Power of Attorney (included in the Registration Statement under “Signatures”).

____________________________________
* Filed herewith.